LIMITED POWER OF ATTORNEY FOR

                         SECTION 16 REPORTING PURPOSES

       KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Christine Komola and Erin Powers Brennan, signing singly, as his or her true and lawful attorney- in-fact to:

            (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Covetrus, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

            (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

            (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

            (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Limited Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

       The undersigned hereby acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney- in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Company nor any attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or
(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                               [Signature Page Follows]

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of April, 2019.


                                        /s/ Matthew J. Leonard
                                       --------------------------
                                       Name: Matthew J. Leonard